UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Travelzoo Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Travelzoo Inc.
590 Madison Avenue, 37th Floor
New York, NY 10022

April 29, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Travelzoo Inc. on June 4, 2009. We will hold the meeting at 590 Madison Avenue, 37th Floor, New York, New York 10022 at 10:00 a.m. local time.

In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to Travelzoo’s activities and operating performance is contained in our 2008 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which is also enclosed.

Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares via mail with the enclosed proxy card. Please note that you can attend the meeting and vote in person, even if you have previously voted by proxy. If you plan to attend the meeting in person, please provide advance notice to Travelzoo by checking the box on your proxy card. In addition, you may provide notice to Travelzoo that you plan to attend in person by delivering written notice to Travelzoo’s Corporate Secretary at 590 Madison Avenue, 37th Floor, New York, New York 10022.

If you hold your shares in street name through a bank, broker, or other nominee, please bring identification and proof of ownership, such as an account statement or letter from your bank or broker, for admittance to the meeting. An admission list containing the names of all of those planning to attend will be placed at the registration desk at the entrance to the meeting. You must check in to be admitted.

Travelzoo will make available an alphabetical list of stockholders entitled to vote at the meeting for examination by any stockholder during ordinary business hours at Travelzoo’s principal executive offices, located at 590 Madison Avenue, 37th Floor, New York, New York 10022, for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.

On behalf of the entire Board of Directors, we look forward to seeing you at the meeting.

Sincerely,

RALPH BARTEL
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING
ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

TRAVELZOO INC.
590 Madison Avenue
37th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 4, 2009

To the Stockholders of Travelzoo Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Travelzoo Inc., a Delaware corporation, will be held on Thursday, June 4, 2009, at 10:00 a.m., local time, at 590 Madison Avenue, 37th Floor, New York, New York 10022, for the following purposes:

1. To elect five directors for terms expiring in 2010; and

2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only stockholders of record at the close of business on April 16, 2009 may vote at the Annual Meeting. Your vote is important. Whether you plan to attend the Annual Meeting or not, please cast your vote by completing, dating and signing the enclosed proxy card and returning it via mail to the address indicated. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy.

By Order of the Board of Directors,

TRAVELZOO INC.

WAYNE LEE
Corporate Secretary

PROXY STATEMENT
FOR THE TRAVELZOO INC.
2009 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

Travelzoo’s Board of Directors is soliciting proxies to be voted at the 2009 Annual Meeting of Stockholders. This proxy statement includes information about the issues to be voted upon at the meeting.

On or about May 8, 2009, we intend to mail these proxy materials to all stockholders of record at the close of business on April 16, 2009. On the record date, there were 16,443,828 shares of our common stock outstanding.

Where and when is the Annual Meeting?

The Annual Meeting of Stockholders will take place on June 4, 2009 at 590 Madison Avenue, 37th Floor, New York, New York 10022. The meeting will begin at 10:00 a.m. local time.

What am I voting on?

We are asking our stockholders to elect five directors.

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on April 16, 2009, the record date. These shares include:

•	Shares held directly in your name as the “stockholder of record” and

•	Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name.”

If I am a stockholder of record, how can I vote my shares?

You can vote by proxy or in person.

How do I vote by proxy?

If you are a stockholder of record, you may vote your proxy by mail. If you receive a paper copy of the Proxy Statement, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided. If you receive the Proxy Statement via e-mail, please print the attached proxy card, date and sign it, and return it via mail to Travelzoo Inc., Attention: Corporate Secretary, 590 Madison Avenue, 37th Floor, New York, New York 10022.

If you vote by proxy, the persons named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director or any other proposals properly brought before the Annual Meeting. If you sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director. If any other matter is properly brought before the meeting, your proxies will vote in accordance with their best judgment. At the time of submitting this Proxy Statement for printing, we knew of no matter that is required to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

May I revoke my proxy?

If you give a proxy, you may revoke it in any one of three ways:

•	Submit a valid, later-dated proxy before the Annual Meeting,

•	Notify our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy, or

•	Vote in person at the Annual Meeting.

How do I vote in person?

If you are a stockholder of record, you may cast your vote in person at the Annual Meeting.

If I hold shares in street name, how can I vote my shares?

You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the voting instruction card included in the materials provided by your broker or nominee.

What vote is required to approve each proposal?

Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. Our directors are elected by a plurality of votes, which means that the nominees who receive the greatest number of votes will be elected. Under our bylaws, a majority of the shares present at the meeting in person or by proxy is required for approval of all other items.

In order to have a valid stockholder vote, a stockholder quorum must exist at the Annual Meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of our stock are present at the meeting, either in person or by proxy.

If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name” on particular proposals, the shares not voted (“broker non-votes”) will not have any effect with respect to such proposals. Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals and the beneficial owner has not instructed the broker how to vote on these proposals.

Ralph Bartel holds an aggregate of 10,900,489 shares of our common stock, representing approximately 66.3% of the outstanding shares, as of March 31, 2009. He has indicated that he intends to vote in favor of all of the director nominees.

Who is paying the costs of soliciting these proxies?

We are paying the cost of preparing, printing, mailing and otherwise distributing these proxy materials. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. A few of our officers and employees may also participate in the solicitation, without additional compensation, by telephone, e-mail, other electronic means, or in person.

Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the second quarter of 2009, which we intend to file on or before August 10, 2009. You can obtain a copy of the Form 10-Q by logging on to Travelzoo’s investor relations Web site at www.travelzoo.com/ir, by calling the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our Web site does not constitute part of this proxy statement.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

Under Travelzoo’s bylaws, the number of directors of Travelzoo is fixed, and may be increased or decreased from time to time, by resolution of the Board of Directors. Each director holds office for a term of one year, until the annual meeting of stockholders next succeeding the director’s election and until a successor is elected and qualified or until the earlier resignation or removal of the director. Mr. Holger Bartel, Mr. Ralph Bartel, Mr. Ehrlich, Mr. Neale-May, and Ms. Urso are currently directors of Travelzoo.

Nominees for a One-Year Term That Will Expire in 2010:

The ages, principal occupations, directorships held and other information as of March 31, 2009, with respect to our nominees are shown below.

Name	Age	Position

Holger Bartel, Ph.D.	42	Director and Chief Executive Officer
Ralph Bartel, Ph.D.(2)	43	Chairman of the Board of Directors
David J. Ehrlich(1)	46	Director
Donovan Neale-May(1)(3)	56	Director
Kelly M. Urso(1)(2)(3)	43	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Disclosure Committee

Each of the director nominees listed above was elected to be a director at the Company’s Annual Meeting of Stockholders held on June 3, 2008. Our Board of Directors has determined that each of Mr. Ehrlich, Mr. Neale-May, and Ms. Urso meet the independence requirements of the listing standards of the NASDAQ Stock Market (the “NASDAQ”).

Holger Bartel, Ph.D., has served as a Director since June 2005. Mr. Bartel has served as Chief Executive Officer since October 2008, after serving as Executive Vice President from September 1999 to November 2007. From 1995 to 1998, Mr. Bartel worked as an Engagement Manager at McKinsey & Company in Los Angeles. From 1992 to 1994, Mr. Bartel was a research fellow at Harvard Business School. Mr. Bartel holds a Ph.D. in Economics and an MBA in Finance and Accounting from the University of St. Gallen, Switzerland. He is the brother of Ralph Bartel.

Ralph Bartel, Ph.D., founded Travelzoo in 1998 and has served as Chairman of the Board of Directors since inception. From May 1998 to September 2008, Mr. Bartel served as Travelzoo’s Chief Executive Officer and President. Mr. Bartel is a professionally trained journalist who also holds a Ph.D. in Communications from the University of Mainz, Germany, a Master’s degree in Journalism from the University of Eichstaett, Germany, and a Ph.D. in Economics and an MBA in Finance and Accounting from the University of St. Gallen, Switzerland. He is the brother of Holger Bartel

David J. Ehrlich has served as a Director since February 1999. Since March 2007, Mr. Ehrlich has served as Chief Executive Officer of ParAccel, Inc., a technology company. From 2003 to 2006, Mr. Ehrlich was Senior Vice President, Marketing and Chief Strategy Officer of NetIQ Corporation. From 1998 to 2002, Mr. Ehrlich was Vice President, Product Management and Strategic Partnering for Visual Networks, Inc. From 1993 to 1998, Mr. Ehrlich worked as a consultant for McKinsey & Company. Mr. Ehrlich holds a bachelor’s degree in Sociology from Stanford University, a Master’s degree in Industrial Engineering from Stanford University, and an MBA from Harvard Business School.

Donovan Neale-May has served as a Director since February 1999. Mr. Neale-May is the president and managing partner of GlobalFluency, Inc., a global organization of independent marketing and communication firms with 70 offices in over 40 countries. Since 1987, Mr. Neale-May has been managing and running his own marketing and public relations agency business, Neale-May & Partners, operating from Silicon Valley and New York offices. Previously, Mr. Neale-May held senior positions with marketing, promotions and public relations agencies, such as

Ogilvy & Mather, in Silicon Valley, New York, London and Los Angeles. During his 30 years as an international marketing and brand strategist, Mr. Neale-May has consulted with over 300 leading multi-nationals, new venture starts and emerging growth companies. Mr. Neale-May is the founder and executive director of the Chief Marketing Officer (CMO) Council, a global affinity network of more than 3,000 senior marketing and branding executives. Mr. Neale-May is a journalism graduate of Rhodes University in South Africa and serves on the board of trustees for the Rhodes University Trust, USA.

Kelly M. Urso has served as a Director since February 1999. Since 2003, Ms. Urso has been a principal at K. M. Urso & Company, LLC, a firm that provides U.S. and international tax consulting and compliance services. From 2001 to 2003, Ms. Urso was a tax attorney with Reynolds & Rowella LLP. From 1997 to 2001, Ms. Urso was the leader of the expatriate tax group at General Electric International, Inc. Ms. Urso holds a bachelor’s degree in business administration from the University of Cincinnati and a Juris Doctor degree from the Thomas M. Cooley Law School in Lansing, Michigan.

The Board of Directors is not aware that any nominee named in this Proxy Statement is unwilling or unable to serve as a director. If, however, a nominee is unavailable for election, your proxy authorizes the named designees to vote for a replacement nominee if the Board of Directors names one.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THESE NOMINEES.

Board Meetings and Committees

The Board of Directors has appointed an Audit Committee, a Compensation Committee, and a Disclosure Committee. Below is a table indicating the membership of each of the Audit Committee, Compensation Committee, and Disclosure Committee and how many times the Board of Directors and each such committee met in fiscal year 2008. Each of Mr. Ralph Bartel, Mr. Holger Bartel, Mr. Ehrlich, Mr. Neale-May, and Ms. Urso attended at least 75 percent of the total number of meetings of the Board of Directors and of the committees on which he or she serves.

	Board	Audit	Compensation	Disclosure

Mr. Holger Bartel	Member
Mr. Ralph Bartel	Chair		Chair
Mr. Ehrlich	Member	Chair
Mr. Neale-May	Member	Member		Member
Ms. Urso	Member	Member	Member	Chair
Number of 2008 Meetings	4	5	1	4

The Company does not require that directors attend the Annual Meeting. Ms. Kelly Urso attended the 2008 Annual Meeting.

Audit Committee

The Audit Committee’s primary responsibilities are to oversee and monitor (i) the integrity of Travelzoo’s financial statements, (ii) the qualifications and independence of our independent registered public accounting firm, (iii) the performance of our independent registered public accounting firm and internal audit staff, and (iv) the compliance by Travelzoo with legal and regulatory requirements. A complete description of the committee’s responsibilities is set forth in its written charter. A copy the written charter can be found in Appendix A of our 2008 Proxy Statement. The Audit Committee is responsible for appointing the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee is composed solely of independent directors as defined in the listing standards of the NASDAQ. The Board has determined that Mr. Neale-May qualifies as an audit committee financial expert within the meaning of the regulation of the Securities and Exchange Commission (“SEC”).

Compensation Committee

The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers and directors, and makes recommendations to the Board of Directors regarding such matters. The Compensation Committee also approves the Company’s non-equity incentive plans. The Compensation Committee further reviews and discusses with management the Compensation Discussion and Analysis section of this Proxy Statement. The Compensation Committee does not have a charter. The Report of the Compensation Committee is included on page 12.

Disclosure Committee

The Disclosure Committee’s primary responsibilities are (i) to design, establish and evaluate controls and other procedures that are designed to ensure the accuracy and timely disclosure of information to the SEC and investment community and (ii) to review and supervise preparation of all SEC filings, press releases and other broadly disseminated correspondence.

Nominating Committee

Travelzoo does not have a nominating committee of the Board of Directors. Since it is a “Controlled Company” under NASDAQ Rule 5615(c), on account of the stock ownership by Ralph Bartel, such a committee is not required. Through his share ownership, Mr. Ralph Bartel is in a position to control Travelzoo and to elect our entire Board of Directors. Mr. Ralph Bartel considers candidates for director nominees.

Communications With Directors

The board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the board, or the non-management directors as a group, any board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Travelzoo Inc., 590 Madison Avenue, 37th Floor, New York, NY 10022.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the board of directors will be forwarded promptly to the addressee. In the case of communications to the board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Travelzoo specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Audit Committee oversees Travelzoo’s financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the financial statements and reporting processes including the systems of internal controls, while the independent auditors are responsible for performing an independent audit of Travelzoo’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the independent auditors regarding the Company’s audited consolidated financial statements. The committee discussed with Travelzoo’s independent auditors the overall scope and plan for their audit. The committee met, at least quarterly, with the independent auditors, with and without management present, and discussed the results of their examinations, their evaluations of Travelzoo’s internal controls, and the overall quality of Travelzoo’s financial reporting. Management represented to the committee that Travelzoo’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, including their judgments as to the quality, not just the acceptability, of Travelzoo’s accounting principles and such other matters as are required to be discussed with the committee under auditing standards of the PCAOB.

Travelzoo’s independent auditors also provided to the committee the written disclosures required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the committee discussed with the independent auditors that firm’s independence, including those matters required to be discussed by Statement on Auditing Standards No. 61.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC. The committee has not yet selected Travelzoo’s independent auditors for fiscal year 2009.

While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that Travelzoo’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations and Travelzoo’s business conduct policies.

Audit Committee

David J. Ehrlich (Chairman)
Donovan Neale-May
Kelly M. Urso

Director Compensation

Directors who are employed by the Company or its subsidiaries do not receive compensation for serving as directors. Directors who are not employees of the Company or its subsidiaries are entitled to receive certain retainers and fees. On October 10, 2008, the Compensation Committee reviewed its director compensation policy and determined that no adjustments to this director compensation policy were necessary. The retainers and meeting fees are as follows:

•	Annual board member retainer — $30,000;

•	Annual Audit Committee chair retainer — $30,000;

•	Fee for attendance of a board meeting — $1,680;

•	Fee for attendance of an Audit Committee meeting — $2,800;

•	Fee for attendance of a Disclosure Committee meeting — $1,680;

•	Fee for attendance of a Compensation Committee meeting — $2,800; and

•	Fee for attendance of a strategy meeting — $4,480.

We reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending meetings.

Mr. Ralph Bartel chose not to receive any compensation for his services.

The following table shows compensation information for Travelzoo’s non-employee directors for fiscal year ended December 31, 2008.

					Change in
					Pension Value
					and Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Mr. Ralph Bartel	—	—	—	—	—	—	—
Mr. Ehrlich	85,200	—	—	—	—	—	85,200
Mr. Neale-May	59,120	—	—	—	—	—	59,120
Ms. Urso	61,920	—	—	—	—	—	61,920

Security Ownership of Certain Beneficial Owners and Management

The following table shows the amount of our common stock beneficially owned as of March 31, 2009 by (a) each director and nominee, (b) each named executive officer, (c) all executive officers and directors as a group, and (d) each person known by the Company, as of December 31, 2008, to beneficially own more than 5% of the outstanding shares of common stock of the Company. In general, shares “beneficially owned” include those shares a person has or shares the power to vote, or the power to dispose of.

	Beneficial Ownership
	Number of	Percent
Beneficial Owner	Shares(1)	of Total(2)

Directors and Named Executive Officers
Holger Bartel	—	—
Ralph Bartel(3)	10,900,489	66.3%
David J. Ehrlich	—	—
Wayne Lee	1,500	*
Christopher Loughlin	6,790	*
Donovan Neale-May	—	—
Max Rayner	—	—
Shirley Tafoya	—	—
Kelly M. Urso(4)	17,725	*
Jason Yap	—	—
Directors and executive officers as a group (10 persons)(4)	10,926,504	66.5%
Persons Owning More Than 5% of Common Stock
JPMorgan Chase & Co.(5)	1,771,739	10.8%
270 Park Avenue
New York, New York 10017

*	Less than 1%

(1)	Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of common stock.

(2)	For each person and group indicated in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 16,443,828 shares of common stock outstanding as of March 31, 2009, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after March 31, 2009.

(3)	Ralph Bartel indirectly holds 100% of Azzurro Capital Inc., which is the holder of 10,900,489 shares, through the Ralph Bartel 2005 Trust.

(4)	Consists of options to purchase 17,725 shares which are currently exercisable or will be exercisable within 60 days of March 31, 2009.

(5)	Based solely on information reported on a Schedule 13G/A filed with the SEC on January 27, 2009 by JPMorgan Chase & Co. As of December 31, 2008, 1,771,739 shares were beneficially held by JPMorgan Chase & Co. of which it possessed sole voting power to 1,570,091 shares and sole dispositive power to 1,771,739 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, executive officers and the beneficial holders of more than 10% of the Company’s common stock are required to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and beneficial holders of more than 10% of the Company’s common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such forms furnished to the Company or written representations from reporting persons, we believe that during fiscal 2008, all Section 16(a) filing requirements were satisfied on a timely basis.

Code of Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer, our Chief Financial Officer, and our Controller for North America. This code of ethics is posted on our Web site located at corporate.travelzoo.com/governance. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our Web site, at the address and location specified above. A copy of the code of ethics is also available in print to stockholders and interested parties without charge upon written request delivered to our Corporate Secretary at Travelzoo Inc., 590 Madison Avenue, 37th Floor, New York, NY 10022.

Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Program

The following Compensation Discussion and Analysis, or “CD&A,” describes our overall compensation philosophy and the primary components of our compensation program. Furthermore, the CD&A explains the process by which the Compensation Committee or “Committee” determined the 2008 compensation for our Chief Executive Officer, Chief Financial Officer and other most highly compensated officers. We refer to these individuals collectively as the “named executives” or the “named executive officers.”

Compensation Philosophy and Objectives

The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Committee.

We believe that achievement of these compensation program objectives enhances long-term profitability and stockholder value. The elements utilized to help achieve the Committee’s objectives include the following:

•	Accountability for Individual Performance. Compensation should in large part depend on the named executive’s individual performance in order to motivate and acknowledge the key contributors to our success.

•	Recognition for Business Performance. Compensation should take into consideration our overall financial performance and overall growth.

•	Attracting and Retaining Talented Executives. Compensation should generally reflect the competitive marketplace and be designed to attract and retain superior employees in key competitive positions.

We implement our compensation philosophy through setting base salaries for our executive officers, through the use of our executive bonus plan and through reviewing and approving other terms of employment agreements.

Compensation Determination Process

Compensation Committee Members.  The Committee is responsible for establishing, overseeing and reviewing executive compensation policies and for approving, validating and benchmarking the compensation and benefits for named executive officers. The Committee is also responsible for determining the fees paid to our outside directors. The Committee includes Mr. Ralph Bartel (Chair) and Ms. Kelly M. Urso. Ms. Urso satisfies the independence requirements of the NASDAQ. The Compensation Committee does not have a charter.

Role of Management.  During 2008, the Committee engaged in its annual review of executive compensation with the goal of ensuring the appropriate combination of fixed and variable compensation linked to individual and corporate performance. In the course of its review, the Committee considered the advice and input of the Company’s CEO and data prepared by management, including a comparison of the current compensation of the named executive officers with publicly available industry data from The Wall Street Journal. The Wall Street Journal data utilized by the Committee included salary and total compensation information based on the title, job description, and geographic location of similarly situated executives. The most significant aspects of the CEO’s role in the compensation determination process are evaluating employee performance, establishing business performance targets, goals and objectives and recommending salary and bonus levels.

The Committee compared the compensation received by the Company’s named executive officers with the levels of compensation received by similarly situated executives in the same geographic location in light of the named executives’ responsibilities, performance, experience and tenure, in order to arrive at the total compensation package for each of the named executive officers. In some cases, the compensation package that the Committee awarded a named executive officer was at or below the median compensation received by executives per The Wall Street Journal data, while in other instances the compensation was higher due to the executive’s responsibilities, performance, experience and tenure.

Mr. Bartel did not participate in the determination of his compensation during 2008. The Committee did not engage an outside consulting firm to provide advice on executive compensation.

Components of Executive Compensation

The Committee has structured an executive compensation program comprised of base salary, cash bonus and non-equity incentive pay.

Base Salary.  The Committee considered two types of potential base salary increases for the named executive officers in 2008: (1) “merit increases” based upon each named executive’s individual performance; and/or (2) “market adjustments” based upon the salary range for similarly situated executives.

In determining merit increases, the Committee considers the specific responsibilities of the executive and the executive’s overall performance and tenure with the Company. In addition, the Committee also considers the CEO’s evaluation of each named executive officer in making the decision regarding merit increases.

The Committee determines any market adjustments based on the Committee’s comparison of the executive’s compensation with statistical information on average compensation for similarly situated executives that is publicly available through The Wall Street Journal.

The Committee did not make any changes to the salaries of the named executive officers in 2008.

Executive Bonus Plan.  We believe that the Executive Bonus Plan provides the Company with a valuable tool to assist in focusing executives on accomplishing operational and financial objectives over the Company’s quarterly periods. The plan is designed to reward the Company’s executives for achieving their quarterly targets as set per the Company’s operating budget.

On April 6, 2007 the Committee adopted the North America Executive Bonus Plan, as amended and restated effective as of January 1, 2007 and determined that Ms. Shirley Tafoya, and of the named executive officers,

Mr. Ralph Bartel and Mr. Wayne Lee, would be eligible to participate in the North America Executive Bonus Plan. Mr. Max Rayner was eligible to participate in the North Executive Bonus Plan per the terms of his employment agreement. Ms Tafoya, Mr. Bartel, Mr. Lee and Mr. Rayner are collectively referred to in this section as the “participating executives.” The North America Executive Bonus Plan was discontinued on September 23, 2008.

Effective as of January 1, 2007, the participating executives were eligible to receive a bonus of $50,000 per quarter upon the attainment of all of the following goals as set forth in the Company’s Annual Operating Budget:

•	100% of Revenue target;

•	100% of Pro Forma Operating Income target;

•	100% of the U.S. Top 20 Subscribers target;

•	100% of the Canada Top 20 Subscribers target; and

•	There are not more than two customers that account for 10% or more of the Company’s worldwide consolidated revenues for the quarter and no single customer accounts for more than 17% of the Company’s worldwide consolidated revenues for the quarter.

If one or more of the above targets were not met, the participating executives were eligible to receive a bonus of $25,000 per quarter upon attainment of all of the following goals as set forth in the Company’s Annual Operating Budget:

•	98% of Revenue target;

•	90% of Pro Forma Operating Income target;

•	Within 50,000 subscribers of achieving the U.S. Top 20 Subscribers target or exceeding the target;

•	Within 25,000 subscribers of achieving the Canada Top 20 Subscribers target or exceeding the target; and

•	There are not more than two customers that account for 10% or more of the Company’s worldwide consolidated revenues for the quarter and no single customer accounts for more than 17% of the Company’s worldwide consolidated revenues for the quarter.

The Company’s Annual Operating Budget relates to the Company’s operations in North America, is set at the beginning of the year by the CEO and provides quarterly targets for revenues, operating expenses, operating income, net income, subscribers, headcount, and other financial and non-financial performance metrics. The Company reserves the right to amend the Annual Operating Budget at any time and for any reason. The quarterly targets were not met for the first and second quarters of 2008 and no bonuses were paid to the participating executives. The North America Executive Bonus Plan was discontinued as of the end of the second quarter of 2008.

Other Incentive Bonus Pay.  In 2008, Mr. Holger Bartel, Mr. Christopher Loughlin, Mr. Wayne Lee, and Mr. Max Rayner also received incentive bonuses pursuant to the terms of their employment agreements.

Pursuant to the terms of Mr. Holger Bartel’s employment agreement dated September 17, 2008 and effective October 1, 2008, Mr. Bartel is eligible to receive a quarterly Performance Bonus and a quarterly Discretionary Bonus. The quarterly Performance Bonus is calculated as follows:

Quarterly Bonus
Criteria	Payment

Worldwide revenue target for the quarter met AND there are no more than two Significant Customers AND no Significant Customer accounts for 17% or more of Worldwide consolidated revenue for the quarter	$20,000
Worldwide operating income target for the quarter met	$20,000
Worldwide subscriber target for the quarter met	$20,000
Total maximum Performance Bonus per quarter	$60,000

The quarterly targets were not met for the fourth quarter of 2008 and no Performance Bonus was paid to Mr. Bartel.

Mr. Bartel is also eligible to receive a quarterly Discretionary Bonus of up to $20,000 per quarter. The Discretionary Bonus is to be determined by the Compensation Committee of the Board of Directors at its sole and absolute discretion. In exercising such discretion, the Compensation Committee will take into consideration Mr. Bartel’s individual performance. Mr. Bartel received a Discretionary Bonus totaling $20,000 for the fourth quarter of 2008.

Pursuant to the terms of Mr. Loughlin’s employment agreement dated May 16, 2005, as amended July 12, 2006 and as amended July 1, 2007, Mr. Loughlin is eligible to receive quarterly and annual bonuses. Mr. Loughlin’s bonuses are payable in British pounds and have been translated into U.S. dollars for the purposes of this summary. Mr. Loughlin is eligible to receive the following quarterly bonuses:

	Quarterly Bonus
Criteria	Payment

Revenue goal as defined in the official budget for Europe is met		$13,764
Net income goal as defined in the official budget for Europe is met		$13,764
Subscriber goal as defined in the official budget for Europe is met		$13,764
Performance evaluation by the Chairman of the Company	Up to $	13,764

Total	Up to $	55,056

Under the terms of the annual bonus plan set forth in Mr. Loughlin’s employment agreement, Mr. Loughlin is eligible to receive 20% of Travelzoo Europe’s pro forma operating income generated from operations in the U.K., Germany and France until December 31, 2009 and is eligible to receive 10% of Travelzoo Europe’s pro forma operating income generated from operations in the U.K., Germany and France from January 1, 2010 to June 30, 2010 and such amounts are not capped. In 2008, Mr. Loughlin received $113,220 and $294,337 pursuant to the quarterly and annual bonus plans, respectively, set forth in his employment agreement.

Pursuant to the terms of Mr. Lee’s employment agreement as amended September 23, 2008, Mr. Lee is eligible to receive a quarterly Performance Bonus and a quarterly Discretionary Bonus starting in the third quarter of 2008. The quarterly Performance Bonus is calculated as follows:

Quarterly Bonus
Criteria	Payment

Worldwide revenue target for the quarter met AND there are no more than two Significant Customers AND no Significant Customer accounts for 17% or more of Worldwide consolidated revenue for the quarter	$15,000
Worldwide operating income target for the quarter met	$15,000
Worldwide subscriber target for the quarter met	$15,000

Total maximum Performance Bonus per quarter	$45,000

The quarterly targets were not met for the third and fourth quarters of 2008 and no Performance Bonus was paid to Mr. Lee.

Mr. Lee is also eligible to receive a quarterly Discretionary Bonus of up to $15,000 per quarter. The Discretionary Bonus is to be determined by the Chief Executive Officer in his sole and absolute discretion. In exercising such discretion, the Chief Executive Officer will take into consideration Mr. Lee’s individual performance. Mr. Lee received Discretionary Bonuses totaling $30,000 for the third and fourth quarters of 2008.

Pursuant to the terms of Mr. Rayner’s employment agreement dated November 5, 2007 and as amended September 23, 2008, Mr. Rayner is eligible to receive a quarterly Performance Bonus starting in the third quarter of

2008 and is eligible to receive a quarterly Discretionary Bonus. The quarterly Performance Bonus is calculated as follows:

Quarterly Bonus
Criteria	Payment

Worldwide revenue target for the quarter met AND there are no more than two Significant Customers AND no Significant Customer accounts for 17% or more of Worldwide consolidated revenue for the quarter	$20,000
Worldwide operating income target for the quarter met	$20,000
Worldwide subscriber target for the quarter met	$20,000

Total maximum Performance Bonus per quarter	$60,000

The quarterly targets were not met for the third and fourth quarters of 2008 and no Performance Bonus was paid to Mr. Rayner.

Mr. Rayner is also eligible to receive a quarterly Discretionary Bonus of up to $50,000 per quarter. The Discretionary Bonus is to be determined by the Chief Executive Officer in his sole and absolute discretion. In exercising such discretion, the Chief Executive Officer will take into consideration Mr. Rayner’s individual performance. Mr. Rayner received Discretionary Bonuses totaling $190,000 for 2008.

Other Compensation-Related Matters

Perquisites and Additional Benefits.  The Company seeks to maintain an open and inclusive culture in its facilities and operations among executives and other Company employees. Accordingly, the Company does not provide executives with reserved parking spaces or separate dining or other facilities, nor does the Company have programs for providing personal-benefit perquisites to executives, such as permanent lodging, club dues or defraying the cost of personal entertainment. Named executive officers and employees may seek reimbursement for business related expenses in accordance with our business expense reimbursement policy.

Employment Agreements.  The Company has entered into employment agreements with the named executive officers, some of which contain severance and change of control provisions. The terms of such employment agreements are described in more detail below in Employment Agreements and Potential Payments Upon Termination or Change-in-Control. The Committee believes these agreements are appropriate for a number of reasons, including the following:

•	the agreements assist in attracting and retaining executives as we compete for talented employees in a marketplace where such agreements are commonly offered;

•	the change in control provisions require terminated executives to execute a release in order to receive severance benefits; and

•	the change in control and severance provisions help retain key personnel during rumored or actual acquisitions or similar corporate changes.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Travelzoo specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Company’s Compensation Committee has reviewed and discussed the CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this proxy statement on Schedule 14A.

Compensation Committee

Ralph Bartel (Chairman)
Kelly M. Urso

Compensation Committee Interlocks and Insider Participation

During 2008, Ralph Bartel, our Chief Executive Officer until September 30, 2008, and Kelly M. Urso were members of the Compensation Committee. Mr. Ralph Bartel did not participate in the determination of his compensation as an executive officer during 2008. In 2008, there were no transactions between the Company and Mr. Ralph Bartel, other than the payment of Mr. Ralph Bartel’s salary and reimbursement of Company-related expenses.

Summary Compensation Table

The following summary compensation table sets forth information concerning the compensation to our Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers during the fiscal year ended December 31, 2008.

					Non-Equity
					Incentive Plan		All Other
	Fiscal	Salary	Bonus		Compensation		Compensation		Total
Name and Principal Position	Year	($)	($)		($)(1)		($)		($)

Holger Bartel(2)	2008	100,000	20,000	(8)	—		613,822	(19)	733,822
Chief Executive Officer	2007	241,867	—		25,000	(14)	115,902	(19)	382,769
(effective October 1, 2008)	2006	328,000	1,500	(9)	15,000	(14)	3,000	(21)	347,500
and Director
Ralph Bartel(3)	2008	286,650	—		—		—		286,650
Chief Executive Officer	2007	322,004	—		25,000	(14)	—		347,004
(through September 30, 2008)	2006	329,723	1,500	(9)	15,000	(14)	1,500	(20)	347,723
and Chairman of the Board
Wayne Lee(4)	2008	240,000	47,335	(10)	—		1,500	(21)	288,835
Chief Financial Officer	2007	201,500	—		25,000	(14)	1,500	(21)	228,000
	2006	154,083	1,500	(9)	—		3,000	(21)	158,583
Christopher Loughlin(5)	2008	381,714	—		407,556	(15)	31,011	(22)	820,281
Executive Vice President, Europe	2007	408,369	—		170,099	(15)	28,586	(22)	607,054
	2006	293,490	1,500	(9)	144,944	(16)	16,396	(22)	456,330
Max Rayner(6)	2008	450,000	190,000	(11)	—		1,500	(21)	641,500
Chief Information Officer	2007	71,591	31,667	(11)	—		—		103,258
Shirley Tafoya(7)	2008	518,010	175,000	(12)	—		1,500	(21)	694,510
President, North America	2007	475,133	25,000	(12)	67,878	(17)	1,500	(21)	569,511
	2006	338,250	2,750	(13)	186,510	(18)	1,500	(20)	529,010

(1)	The amounts reflected in this column reflect the performance-based cash awards paid to the named executives under our Executive Bonus Plan and pursuant to certain employment agreements, as discussed in the CD&A above.

(2)	Mr. Holger Bartel became the Chief Executive Officer on October 1, 2008. From November 12, 2007 to September 30, 2008, Mr. Holger Bartel served as a consultant to the Company under the terms of an independent contractor agreement. In 2006 and from January 1, 2007 to November 11, 2007 Mr. Holger Bartel served as Executive Vice President.

(3)	Mr. Ralph Bartel resigned his position as Chief Executive Officer effective October 1, 2008 and continues to serve as the Chairman of the Board of Directors.

(4)	Mr. Lee became the Chief Financial Officer on September 17, 2006. Mr. Ralph Bartel fulfilled the duties of this position prior to Mr. Lee’s appointment.

(5)	Mr. Loughlin’s compensation is denominated in British pounds and was translated into U.S. dollars using the average 2008, 2007 and 2006 daily exchange rates of £1 = $1.83516, £1 = $2.00181 and £1 = $1.8426, respectively, per OANDA Corporation.

(6)	Mr. Rayner commenced employment on November 5, 2007.

(7)	Ms. Tafoya became the President, North America on June 18, 2008. Prior to June 18, 2008, Ms. Tafoya served as Senior Vice President of Sales.

(8)	Amount consists of discretionary bonuses earned per the terms of Mr. Holger Bartel’s employment agreement.

(9)	Amount consists of a $1,500 bonus payment made to all employees of the Company as of the end of March 31, 2006.

(10)	Amount consists of $30,000 of discretionary bonuses earned per the terms of Mr. Lee’s employment agreement, a discretionary $15,000 employee bonus award and $2,335 bonus payment made to eligible employees of the Company as of the end of December 31, 2008.

(11)	Amount consists of discretionary bonuses earned per the terms of Mr. Rayner’s employment agreement.

(12)	Amount consists of discretionary employee bonus awards.

(13)	Amount consists of a $1,500 bonus payment made to all employees of the Company as of the end of March 31, 2006 and a discretionary $1,250 employee bonus award.

(14)	Amounts consist of bonuses earned during fiscal 2007 and 2006 under our Executive Bonus Plan.

(15)	Amounts consist of bonuses earned during fiscal 2008 and 2007 per the terms of Mr. Loughlin’s employment agreement.

(16)	Of this amount, $129,944 was earned during fiscal 2006 under a quarterly performance bonus plan per the terms of Mr. Loughlin’s employment agreement and $15,000 was from bonuses earned during fiscal 2006 under our Executive Bonus Plan.

(17)	Of this amount, $42,878 was from commissions earned during fiscal 2007 under the terms of Ms. Tafoya’s employment agreement and $25,000 was from bonuses earned during fiscal 2007 under our Executive Bonus Plan.

(18)	Of this amount, $171,510 was from commissions earned during fiscal 2006 under the terms of Ms. Tafoya’s employment agreement and $15,000 was from bonuses earned during fiscal 2006 under our Executive Bonus Plan.

(19)	For 2008, amount consists of $590,982 in fees paid to Mr. Holger Bartel pursuant to the terms of his consulting agreement and $22,840 in non-employee director fees paid to Mr. Holger Bartel for the period from January 1, 2008 to September 30, 2008. For 2007 amount consists of the fees paid to Mr. Holger Bartel pursuant to the terms of his consulting agreement.

(20)	Amount consists of gross-up for taxes on bonus payments.

(21)	For 2008 and 2007, amount consists of the Company’s matching contribution of $1,500 under the tax-qualified 401(k) Plan. For 2006, amount consists of the Company’s matching contribution of $1,500 under the tax-qualified 401(k) Plan and $1,500 for the gross-up for taxes on bonus payments.

(22)	For 2008, amount consists of the Company’s contribution of $26,720 to the Company’s UK Employee Pension Contribution Plan and $4,291 for premiums paid for private health insurance for Mr. Loughlin and his family. For 2007, amount consists of the Company’s contribution to the Company’s UK Employee Pension Contribution Plan. For 2006, amount consists of the Company’s contribution of $15,449 to the Company’s UK Employee Pension Contribution Plan and $947 for the gross-up of taxes on bonus payments.

Grants of Plan-Based Awards in 2008

The following table sets forth certain information with respect to non-equity incentive plan awards granted to each of our named executive officers during the fiscal year ended December 31, 2008.

	Estimated Possible Payouts Under Non-Equity
	Incentive Plan Awards
	Threshold	Target
Name	($)	($)

Holger Bartel(1)	—	60,000
Ralph Bartel(2)	—	100,000
Wayne Lee(2)	—	100,000
Wayne Lee(3)	—	90,000
Chris Loughlin(4)	—	220,224
Max Rayner(2)	—	100,000
Max Rayner(5)	—	120,000
Shirley Tafoya(2)	—	100,000

(1)	Amount represents the potential quarterly Performance Bonus payments under the terms of Mr. Holger Bartel’s employment agreement. The business measurements and performance goals for determining the Performance Bonus payout are described in the CD&A.

(2)	Amount represents the potential quarterly bonus payments under the terms of the Executive Bonus Plan. The Executive Bonus Plan was discontinued after the second quarter of 2008. The business measurements and performance goals for determining the payout are described in the CD&A.

(3)	Amount represents the potential quarterly Performance Bonus payments under the terms of Mr. Lee’s employment agreement. The business measurements and performance goals for determining the Performance Bonus payout are described in the CD&A.

(4)	Amount represents the potential quarterly bonus payments under the terms of Mr. Loughlin’s employment agreement. Mr. Loughlin was also eligible for an annual bonus payment which did not have a targeted payout amount, as the amount that Mr. Loughlin may receive for such bonus is not capped. The measurements for determining the quarterly and annual payouts are described in the CD&A.

(5)	Amount represents the potential quarterly Performance Bonus payments under the terms of Mr. Rayner’s employment agreement. The business measurements and performance goals for determining the Performance Bonus payout are described in the CD&A.

Outstanding Equity Awards at December 31, 2008

There were no equity awards for any of our named executive officers that remained outstanding as of December 31, 2008.

Option Exercises and Stock Vested

The following table provides information about options exercised for our named executive officers during the year ended December 31, 2008:

Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise(1)
Name	(#)	($)

Ralph Bartel	35,000	266,950

(1)	Represents the amounts realized based on the difference between the market price of Travelzoo Inc. stock on the date of exercise and the exercise price.

For the year ended December 31, 2008, there was no stock vested for any of our named executive officers.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

The Company has employment agreements with its named executive officers and certain other employees. The employment agreements as of December 31, 2008 with the Company’s named executive officers are described below.

Mr. Holger Bartel entered into an employment agreement with the Company on October 1, 2008. Pursuant to the terms of the agreement, Mr. Holger Bartel agrees not to leave or discontinue his employment with the Company during the first six months of his employment. Similarly, the Company agrees not to terminate Mr. Holger Bartel’s employment during the first six months with the Company without cause. After the six month period has ended, Mr. Holger Bartel is an at-will employee and the Company or Mr. Holger Bartel may terminate the agreement, with or without cause, upon two weeks prior written notice. Mr. Holger Bartel is not entitled to receive any severance or change of control benefits under the terms of the agreement. Mr. Holger Bartel is paid a base salary and is eligible to receive a quarterly Performance Bonus and a quarterly Discretionary Bonus (as defined in the agreement). In addition, Mr. Holger Bartel is entitled to participate in or receive such benefits under the Company’s employee benefits plans and policies as may be in effect from time to time.

Mr. Holger Bartel agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company. Furthermore, Mr. Holger Bartel agreed to not, directly or indirectly, perform services for, or engage in, any business competitive with the Company during the period of his employment. He also agreed to not, directly or indirectly, solicit the Company’s customers or employees during the term of his employment and for a period of one year thereafter.

Mr. Wayne Lee entered into an employment agreement with the Company on December 9, 2005 as amended on September 23, 2008. Pursuant to the terms of the agreement, Mr. Lee is an at-will employee and the Company or Mr. Lee may terminate the agreement, with or without cause, upon two weeks prior written notice. Mr. Lee is not entitled to receive any severance or change of control benefits under the terms of the agreement. Mr. Lee is paid a base salary and is eligible to receive a quarterly Performance Bonus and a quarterly Discretionary Bonus (as defined in the agreement). In addition, Mr. Lee is entitled to participate in or receive such benefits under the Company’s employee benefits plans and policies as may be in effect from time to time.

Mr. Lee agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company. Furthermore, Mr. Lee agreed to not, directly or indirectly, perform services for, or engage in, any business competitive with the Company or solicit the Company’s customers or employees during the term of his employment and for a period of one year thereafter.

Mr. Christopher Loughlin entered into an employment agreement with the Company on May 16, 2005 as amended on July 12, 2006 and further amended on August 13, 2007. The term of the agreement is from May 16, 2005 to June 30, 2010, after which time either party may terminate the agreement, with or without cause, upon twelve months prior written notice. During the initial term, the Company can terminate the agreement for cause (as defined in the agreement) without any severance obligations. The Company can also terminate the agreement without cause by making a payment equal to the amount of base salary that Mr. Loughlin would be entitled to receive during the balance of the initial term or any notice period. Assuming that Mr. Loughlin was terminated by the Company without cause as of December 31, 2008, Mr. Loughlin would be entitled to receive $572,572.

Mr. Loughlin is paid a base salary and is entitled to certain annual and quarterly bonuses. See Components of Executive Compensation — Other Incentive Bonus Pay above for a description of such bonuses. Mr. Loughlin is also eligible to participate in the Company’s UK Employee Pension Contribution Program, pursuant to which the Company contributes 7% of his base salary to the pension. Mr. Loughlin is also entitled to participate in any private health insurance scheme that may be arranged by the Company for its executives.

Mr. Loughlin agreed to not, directly or indirectly, engage or become interested in any business competitive with the Company during the term of the agreement. In addition, Mr. Loughlin agreed to not, directly or indirectly, solicit any of the Company’s customers or perform services for, or engage in, any business competitive with the Company for a period for six months after the termination of his employment. Mr. Loughlin also agreed that the

Company will own any inventions or intellectual property created during the term of his employment and to assign all of his interest in any such intellectual property to the Company.

Ms. Shirley Tafoya entered into an employment agreement with the Company on May 8, 2001. Pursuant to the terms of the agreement, Ms. Tafoya is an at-will employee and the Company or Ms. Tafoya may terminate the agreement, with or without cause, upon two weeks prior written notice. However, if Ms. Tafoya’s employment is terminated at any time due to a change of control (as defined in the agreement) or if she is not offered a position of comparable pay and responsibilities in the same geographic area in which she worked immediately prior to a change of control, Ms. Tafoya will be entitled to receive her base salary and medical benefits for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Ms. Tafoya was terminated by the Company as of December 31, 2008 following a change of control of the Company, Ms. Tafoya would be entitled to receive $259,005 and the Company would incur additional expenses for medical benefits of approximately $8,748.

Ms. Tafoya is paid a base salary and is eligible to participate in the Company’s Executive Bonus Plan. Prior to April 1, 2007, Ms. Tafoya also received a 1.0% commission on net advertising revenues (as defined in the agreement) generated from the sales of advertising on the Travelzoo Web site and the Top 20 newsletter; such commission is capped at $42,878, 1.0% of the Company’s net advertising revenues in the second quarter of 2003. In addition, Ms. Tafoya is entitled to participate in or receive such benefits under the Company’s employee benefits plans and policies as may be in effect from time to time.

Ms. Tafoya agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of her employment and to assign all of her interest in any and all such discoveries and work product to the Company. Furthermore, Ms. Tafoya agreed to not, directly or indirectly, solicit the Company’s customers or employees during the term of her employment and for a period of one year thereafter.

Mr. Max Rayner entered into an employment agreement with the Company on November 5, 2007 as amended on September 23, 2008. The term of the agreement is from November 5, 2007 to June 4, 2009, after which time Mr. Rayner is an at-will employee. However, Mr. Rayner is not offered a position of comparable pay and responsibilities in the same geographic area in which he worked immediately prior to a change of control (as defined in the agreement), and Mr. Rayner resigns within thirty calendar days after the change in control, Mr. Rayner will be entitled to receive his base salary and medical benefits for a twelve month period in exchange for executing a general release of claims as to the Company. Assuming that Mr. Rayner was terminated by the Company as of December 31, 2008 following a change of control of the Company, Mr. Rayner would be entitled to receive $450,000 and the Company would incur additional expenses for medical benefits of approximately $16,527.

Mr. Rayner is paid a base salary and is eligible to receive a quarterly Performance Bonus and a quarterly Discretionary Bonus (as defined in the agreement). In addition, Mr. Rayner is entitled to participate in or receive such benefits under the Company’s employee benefits plans and policies as may be in effect from time to time.

Mr. Rayner agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company. Furthermore, Mr. Rayner agreed to not, directly or indirectly, solicit the Company’s customers or employees during the term of his employment and for a period of one year thereafter.

Certain Relationships and Related Party Transactions

The Company maintains policies and procedures to ensure that our directors, executive officers and employees avoid conflicts of interest. Our Chief Executive Officer, Chief Financial Officer and Controller are subject to our Code of Ethics and each signs the policy to ensure compliance. Our Code of Ethics requires our leadership to act with honesty and integrity, and to fully disclose to the Audit Committee any material transaction that reasonably could be expected to give rise to an actual or apparent conflict of interest. The Code of Ethics requires that our leadership obtain the prior written approval of the Audit Committee before proceeding with or engaging in any conflict of interest.

Our Audit Committee Charter further provides that the Audit Committee will review all related party transactions and potential conflict of interest situations involving the Company’s principal stockholders, directors or senior management. Upon notice of a potential conflict of interest, the Audit Committee will evaluate the transaction to determine if it is in the Company’s best interests and whether, in the Audit Committee’s judgment, the terms of such transaction are at least as beneficial to us as the terms we could obtain in a similar transaction with an independent third party.

In November 2007, the Company entered into an independent contractor agreement with Holger Bartel, the Company’s current Chief Executive Officer, a member of the Company’s Board of Directors and brother of Ralph Bartel, who controls the Company, to provide consulting services. Fees and expenses for these services during the year ended December 31, 2008 totaled approximately $591,000. Effective October 1, 2008, Holger Bartel was appointed as Chief Executive Officer of the Company and the independent contractor agreement between the Company and Holger Bartel was terminated on September 30, 2008.

Independent Public Accountants

KPMG LLP (“KPMG”) served as Travelzoo’s independent registered public accounting firm for our 2008 fiscal year. KPMG representatives are not expected to be present at the Annual Meeting or to make a formal statement. Consequently, representatives of KPMG will not be available to respond to questions at the meeting.

The Audit Committee has not yet selected our independent registered public accounting firm for our 2009 fiscal year. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. This review has not yet been completed. Based upon the results of this review, the Audit Committee will determine which independent registered public accounting firm to engage to perform our annual audit. Stockholder approval of our accounting firm is not required by our bylaws or otherwise required to be submitted to the stockholders.

Principal Accountant Fees and Services

During fiscal year 2007 and 2008, KPMG charged fees for services rendered to Travelzoo as follows:

Service	2007 Fees	2008 Fees

Audit fees(1)	$855,101	$924,685
Audit-related fees	—	—
Tax fees(2)	—	20,692
All other fees	—	—

Total	$855,101	$945,377

(1)	Audit fees consisted of fees for professional services rendered for the annual audit of Company’s consolidated financial statements and review of the interim consolidated financial statements included in the quarterly reports and audit services rendered in connection with other statutory or regulatory filings.

(2)	Tax fees consisted of tax advice and tax planning fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2007 and 2008, all services provided by KPMG were pre-approved by the Audit Committee in accordance with this policy

Voting

Under the Delaware General Corporation Law and our certificate of incorporation and bylaws, the presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of our stock is necessary to constitute a quorum of stockholders to take action at the Annual Meeting. Once a quorum of stockholders is established, the affirmative vote of a plurality of the shares, which are present in person or represented by proxy at the Annual Meeting, is required to elect each director. The affirmative vote of a majority of the shares entitled to vote and present in person or by proxy in favor of any other matter properly brought before the Annual Meeting is required to approve of such action.

Shares represented by proxies which are marked “vote withheld” with respect to the election of any person to serve on the Board of Directors will not be considered in determining whether such a person has received the affirmative vote of a plurality of the shares. Shares represented by proxies that are marked “abstain” with respect to any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such proxies will not have the effect of a “no” vote.

Shares represented by proxies which deny the proxy-holder discretionary authority to vote on any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such proxies will not have the effect of a “no” vote.

We know of no matters to come before the Annual Meeting except as described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

Availability of the Proxy Materials

This proxy statement is available on the Internet at corporate.travelzoo.com/annualreport.

Stockholder Proposals for the 2010 Annual Meeting

Proposals of eligible stockholders intended to be presented at the 2010 Annual Meeting must be received by us by February 4, 2010 for inclusion in our proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

If a stockholder wishes to present a proposal at Travelzoo’s 2010 Annual Meeting or to nominate one or more directors and the proposal is not intended to be included in Travelzoo’s proxy statement relating to that meeting, the stockholder must give advance written notice to Travelzoo by March 15, 2010. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any such notice must be delivered or mailed to our Corporate Secretary, at Travelzoo Inc., 590 Madison Avenue, 37th Floor, New York, New York 10022. Any stockholder desiring a copy of our bylaws will be forwarded one upon written request.

Householding

As permitted by applicable law, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement.

The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies, or requests for a single copy to be delivered to a shared address should be directed to Investor Relations, Travelzoo Inc., 590 Madison Avenue, 37th Floor, New York, New York 10022 or by telephone at (212) 484-4900.

Other

We will bear the cost of solicitation of proxies. Proxies will be solicited by mail and also may be solicited by our executive officers and other employees personally or by telephone, but such persons will not be specifically compensated for such services. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in connection therewith.

Even if you plan to attend the meeting in person, please sign, date and return the enclosed proxy promptly in accordance with the instructions shown on the enclosed proxy. You have the power to revoke your proxy, at any time before it is exercised, by giving written notice of revocation to our Corporate Secretary or by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and casting a contrary vote. All shares represented by proxies received in time to be counted at the Annual Meeting will be voted. Your cooperation in giving this your immediate attention will be appreciated.

RALPH BARTEL
Chairman of the Board of Directors

590 Madison Avenue, 37th Floor
New York, New York 10022

TRAVELZOO INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Ralph Bartel as his/her Proxy, with full power of substitution, to represent him/her at the Annual Meeting of Stockholders of Travelzoo Inc. (the “Company”) on June 4, 2009, or any adjournments or postponements thereof. If you do not indicate how you wish to vote, the Proxy will vote for all nominees to the Board of Directors, and as he may determine, in his discretion, with regard to any other matter properly presented at the meeting. This proxy, when properly executed, will be voted as directed by the stockholder. (Continued, and to be marked, dated and signed, on the other side)

TRAVELZOO INC. Mailing Instructions If you receive this proxy card via mail, please date and sign it, and return it in the postage paid envelope provided. If you receive this proxy card via e-mail, please print the proxy card, date and sign it, and return it to: Travelzoo Inc. Attention: Corporate Secretary 590 Madison Avenue 37th Floor New York, NY 10022 âDETACH PROXY CARD HERE: â 1. ELECTION OF ☐ FOR all nominees listed below (except as marked to the contrary, if ☐ WITHHOLD DIRECTORS any, below) AUTHORITY to vote for all nominees listed below Nominees: 01 Holger Bartel, 02 Ralph Bartel, 03 David Ehrlich, 04 Donovan Neale-May, 05 Kelly Urso. (To withhold authority to vote for an individual, write that nominee’s name in the space provided below.) Please Detach Here ▼ You Must Detach This Portion of the Proxy Card ▼ Before Returning it in the Enclosed Envelope 2. SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF The undersigned hereby acknowledges receipt of the Proxy Statement and 2008 Annual Report of Travelzoo Inc. Date , 2009 (signature) (signature, if jointly held) Please sign exactly as name appears at left. If stock is jointly held each owner should sign. Executors, Administrators, Trustees, Guardians and Corporate Officers should indicate their fiduciary capacity or full title when signing. MARK HERE IF YOU INTEND TO ATTEND THE MEETING ☐